UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2007 (December 18, 2007)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas, Suite 2500, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement

At a special meeting (the “Special Meeting”) of the unitholders of Genesis Energy, L.P. (the “Partnership”) on December 18, 2007, the Partnership’s unitholders approved the Genesis Energy, Inc. 2007 Long Term Incentive Plan (the “2007 LTIP”), which provides for awards of Phantom Units and Distribution Equivalent Rights to non-employee directors and employees of Genesis Energy, Inc., our general partner. Phantom Units are notional units representing unfunded and unsecured promises to deliver a Partnership common unit to the participant should specified vesting requirements be met. Distribution Equivalent Rights are rights to receive an amount of cash equal to all or a portion of the cash distributions made by the Partnership during a specified period. The 2007 LTIP will be administered by the Compensation Committee of the board of directors of our general partner (the “Board”). Subject to adjustment as provided in the 2007 LTIP, awards with respect to up to an aggregate of 1,000,000 units may be granted under the 2007 LTIP.

The Compensation Committee (at its discretion) will designate participants in the 2007 LTIP, determine the types of awards to grant to participants, determine the number of units to be covered by any award, and determine the conditions and terms of any award including vesting, settlement and forfeiture conditions. The 2007 LTIP may be amended or terminated at any time by the Board or the Compensation Committee; however, any material amendment, such as a material increase in the number of units available under the 2007 LTIP or a change in the types of awards available under the 2007 LTIP, will also require the approval of our unitholders. The Compensation Committee is also authorized to make adjustments in the terms and conditions of and the criteria included in awards under the plan in specified circumstances. The 2007 LTIP is effective until December 18, 2017 or, if earlier, the time which all available units under the 2007 LTIP have been delivered to participants or the time of termination of the plan by the Board or the Compensation Committee.

The summary of the 2007 LTIP in this report does not purport to be complete and is qualified by reference to the previously reported information regarding the 2007 LTIP contained in the Proxy Statement for the Special Meeting, which the Partnership filed on November 7, 2007, and to the copy of the plan agreement and form of award agreements attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Genesis Energy, Inc. 2007 Long Term Incentive Plan.

10.2	Form of 2007 Phantom Unit Grant Agreement (3-Year Graded).

10.3	Form of 2007 Phantom Unit Grant Agreement (3-Year Cliff).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, INC., as General Partner
Date: December 21, 2007	By:	/s/ Ross A. Benavides
Ross A. Benavides Chief Financial Officer